ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT ("Agreement"), dated as of April 12, 2006, between Robert A. Doak, Jr. ("Seller"), and Sun River Energy, Inc., a Colorado Corporation company ("Buyer").

                                R E C I T A L S:
                                 - - - - - - - -

         WHEREAS, Seller holds certain fee minerals listed on Exhibit A and oil and gas lease interest listed on Exhibit B for the exploration of minerals ("Assets") hereafter;

         WHEREAS, Seller desires to convey such assets to Buyer subject to certain conditions, and Buyer desires to acquire such assets, upon the terms and subject to the conditions herein set forth; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer agree as follows:

ARTICLE 1                 TERMS OF TRANSACTION

1.1 Assets to be Transferred. At the Closing, and on the terms and subject of the conditions set forth in this Agreement, Seller shall sell, assign, transfer, deliver and convey to Buyer, and Buyer shall purchase from Seller, the assets listed on Exhibit A & B.

1.2 Purchase Price and Payment. In consideration of the transfer by Seller to Buyer of the assets, Buyer shall provide to Seller the consideration as follows: $600,000 in the form of a Promissory Note due in two payments:
     $300,000 at closing and $300,000 by January 31, 2007 and  7,333,333  shares of common stock of Buyer, the Note to be secured by assets listed on Exhibits A & B.

ARTICLE 2                  CLOSING

2.1 Closing; Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall occur on or before April 15, 2006

         At the Closing, each of the parties hereto shall make the following deliveries or such deliveries in substitution therefore as are satisfactory to the indicated recipient:

2.2      Deliveries by Seller.

     (1) Seller shall deliver to Buyer: Bill of Sale, Quit Claim Deed, and Assignment of Leases to the assets as is appropriate.

     (2) The deed and assignments shall contain reverter clauses in the event of non exploration and development as contained on Exhibit C hereto.


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2.3      Deliveries by Buyer.

     (1) Buyer shall issue a Promissory Note payable to Seller in the amount of $600,000 as required herein and a Mortgage, Security and Pledge Agreement and UCC - 1 securing the note against the assets and shares of common stock of Buyer consisting of 7,333,333 shares.

ARTICLE 3                  WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

3.l Authority Relative to this Agreement. Seller has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.2 Title to Assets. Seller is the owner of, and has good and indefeasible title to the fee minerals and valid leases on the mineral leases..

3.3 Seller's. Seller has no knowledge of any facts or circumstances the existence or absence of which are reasonably likely to cause assets to be valueless.

3.4 The assets will be delivered free and clear of liens and encumbrances except those required in this contract.

ARTICLE 4                  ADDITIONAL AGREEMENTS & WARRANTIES OF BUYER

4.1  Buyer agrees to the terms of Reverter Clauses as listed on Exhibit C.

4.2 Buyer represents that there are only currently a total of 1,000,000 shares of Sun River Energy issued and outstanding to shareholders and no options or warrants outstanding.

4.3 Fees and expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense.


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ARTICLE 5         TERMINATION

5.1  Termination.   This  Agreement  may  be  terminated  and  the   transaction
     contemplated hereby abandoned at any time prior to the Closing in the following manner:

     (a) by Seller, if Buyer shall have failed to fulfill in any material respect any of its material obligations under this Agreement; or

     (b) by Buyer, if Seller shall have failed to fulfill in an material respect any of its material obligations under this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

SELLER:

Robert A. Doak, Jr.

By: __________________________________

Title:_________________________________

Date: _________________________________


BUYER:

Sun River Energy, Inc.

By: ___________________________________

Title: __________________________________

Date: __________________________________






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                                    EXHIBIT A

A 90% undivided fee interest in the oil, gas, coal, and coal bed methane minerals and any other minerals or substances excepting placer deposits of gold or silver, on the described land as shown in A-1 attached hereto.


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                                    EXHIBIT B

         As conditional assignment of 80% NRI in and to the following described mineral leases:

         As shown on Exhibit B-1

         Condition subject to a drilling and development commitment as follows:

         At least 4 wells shall be drilled on or before January 1, 2007 or all undrilled acreage (each well holds 160 acres) shall revert to Seller. Thereafter at least 8 wells per year shall be drilled on the acreage in order to continue to hold.

         The leases for which the assignment is made, have specific limitations, and the assignment is made subject to those limitations.




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                                    EXHIBIT C

         Subject to a reverter clause which provides as follows: At least 1 EXPLORATION OR DEVELOPMENTAL well shall have been drilled on prospects within the acreage within 1 year from date of deed, in order to continue to hold the acreage and thereafter, at least 5 wells, exploratory or developmental, shall be drilled on the acreage per year, in order to maintain the acreage position. If, at any year, the drilling commitment is not met, the drilled acreage shall be held 640 acres per well and all remaining undrilled acreage shall revert back to Seller upon the filing of an Affidavit of Non-performance by Seller and Recording of a Quit Claim Deed for which Purchaser grants Seller an Irrevocable Limited Power of Attorney (coupled with an interest to sign on Purchaser's behalf.